UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  February 13, 2020

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
4.872% Corporate Units	NEE.PRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On February 13, 2020, NextEra Energy, Inc.'s (NEE) board of directors (board) approved an increase in the size of the board from thirteen members to fourteen members and, upon the recommendation of the Governance & Nominating Committee, appointed David L. Porges to fill the newly created directorship. In addition, effective on the same date, the board approved the appointment of Mr. Porges to the Finance & Investment Committee of the board.

Mr. Porges was a non-employee member of the board of directors of Equitrans Midstream Corporation (Equitrans) from November 2018 through December 2019 and was the chairman of the board of Equitrans from November 2018 to July 2019. He joined EQT Corporation (EQT) in 1998 as senior vice president and chief financial officer and served as EQT’s CEO from April 2010 to April 2011 and as CEO and chairman from April 2011 to February 2017. From February 2017 to March 2018, Mr. Porges served as EQT’s executive chairman and as chairman and interim CEO from March 2018 to November 2018.

Mr. Porges will receive compensation for his service as a director consistent with the compensation paid to NEE’s other non-employee directors. In 2020, the compensation includes an annual retainer of $105,000 and an annual award of NEE common stock with grant date value of $170,000. On February 13, 2020, Mr. Porges was granted the annual award of 620 shares of NEE common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 13, 2020

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel